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LIST OF SUBSIDIARIES

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                                                              STATE/DATE                                     PERCENT
INVESTMENT IN                                               INCORPORATION              OWNED BY             OWNERSHIP

Columbus Coca-Cola Bottling Company                           Delaware                Consolidated              100%
                                                              7/10/84

Coca-Cola Bottling Co. of Nashville, Inc.                     Delaware                Consolidated              100%
                                                              2/5/85

Coca-Cola Bottling Co. of Roanoke, Inc.                       Delaware                Consolidated              100%
                                                              2/5/85

Coca-Cola Bottling Co. of Mobile, Inc.                        Alabama                 Consolidated              100%
 .                                                             7/29/85

Panama City Coca-Cola Bottling Company                        Florida                 Columbus                  100%
                                                              10/5/31                 CCBC, Inc.

Case Advertising, Inc.                                        Delaware                Consolidated              100%
                                                              2/18/88

C C Beverage Packing, Inc.                                    Delaware                Consolidated              100%
                                                              3/15/88

Tennessee Soft Drink Production Company                       Tennessee               CCBC of                   100%
                                                              12/22/88                Nashville, Inc.

The Coca-Cola Bottling Company of West                        West Virginia           Consolidated              100%
Virginia, Inc.                                                12/28/92

Jackson Acquisitions, Inc.                                    Delaware                Consolidated              100%
                                                              1/24/90

CCBCC, Inc.                                                   Delaware                Consolidated              100%
                                                              12/20/93

Coca-Cola Bottling Co. Affiliated, Inc.                       Delaware                Consolidated              100%
                                                              4/18/35

Metrolina Bottling Company                                    Delaware                Consolidated              100%
                                                              5/21/93

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LIST OF SUBSIDIARIES (cont.)


                                                            STATE/DATE                                        PERCENT
INVESTMENT IN                                               INCORPORATION             OWNED BY               OWNERSHIP

COBC, Inc.                                                    Delaware                Columbus Coca-            100%
                                                              11/23/93                Cola Bottling
                                                                                      Company

ECBC, Inc.                                                    Delaware                Coca-Cola Bottling        100%
                                                              11/23/93                Co. Affiliated, Inc.

MOBC, Inc.                                                    Delaware                Coca-Cola Bottling        100%
                                                              11/23/93                Co. of Mobile, Inc.

NABC, Inc.                                                    Delaware                Coca-Cola Bottling        100%
                                                              11/23/93                Co. of Nashville,
                                                                                      Inc.

PCBC, Inc.                                                    Delaware                Panama City Coca-         100%
                                                              11/23/93                Cola Bottling
                                                                                      Company

ROBC, Inc.                                                    Delaware                Coca-Cola Bottling        100%
                                                              11/23/93                Co. of Roanoke, Inc.

WCBC, Inc.                                                    Delaware                Coca-Cola Bottling        100%
                                                              11/23/93                Co. Affiliated, Inc.

WVBC, Inc.                                                    Delaware                The Coca-Cola             100%
                                                              11/23/93                Bottling Company
                                                                                      of West Virginia, Inc.

Coca-Cola Ventures, Inc.                                      Delaware                Coca-Cola Bottling        100%
                                                              6/17/93                 Co. Affiliated, Inc.

Whirl-i-Bird, Inc.                                            Tennessee               Consolidated              100%
                                                              11/3/86

Coca-Cola Bottling Company of                                 North Carolina          Consolidated              100%
North Carolina, LLC                                           12/18/95

Category Management Consulting, LLC                           North Carolina          Consolidated              100%
                                                              6/29/95

Chesapeake Treatment Company, LLC                             North Carolina          Consolidated              100%
                                                              6/5/95

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